Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael T. Fries, Frederick G. Westerman III and Valerie L. Cover, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 in connection with: (a) the registration by UnitedGlobalCom, Inc., a Delaware corporation (the “Company”), of 41,873,509 shares of common stock all issuable under the Company’s Equity Incentive Plan, effective September 1, 2003, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and issuance of such shares with Blue Sky authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Date: April 13, 2004	/s/ Gene W. Schneider Gene W. Schneider

Date: April 21, 2004	/s/ Robert R. Bennett Robert R. Bennett

Date: April 15, 2004	/s/ Charles H.R. Bracken Charles H.R. Bracken

Date: April 14, 2004	/s/ John P. Cole, Jr. John P. Cole, Jr.

Date: April 14, 2004	/s/ Valerie L. Cover Valerie L. Cover

Date: April 17, 2004	/s/ John W. Dick John W. Dick

Date: April 17, 2004	/s/ Michael T. Fries Michael T. Fries

Date: April 15, 2004	/s/ Paul A. Gould Paul A. Gould

Date: , 2004	Gary S. Howard

Date: April 15, 2004	/s/ David B. Koff David B. Koff

Date: April 13, 2004	/s/ John C. Malone John C. Malone

Date: April 16, 2004	/s/ Ruth Pirie Ruth Pirie

Date: , 2004	Mark L. Schneider

Date: April 14, 2004	/s/ Frederick G. Westerman III Frederick G. Westerman III